EXHIBIT 1.2

                                ESCROW AGREEMENT

                              (APPLE SUITES, INC.)

         THIS ESCROW AGREEMENT, dated as of July 23, 1999 ("Escrow Agreement"), is by and among DAVID LERNER ASSOCIATES, INC., a New York corporation ("Agent"); APPLE SUITES, INC., a Virginia corporation ("Company"); and FIRST UNION NATIONAL BANK, a national banking association, as Escrow Agent hereunder ("Escrow Agent").

                                   BACKGROUND

         A Company has engaged Agent to sell up to 30,166,666.67 Common Shares, no par value (the "Shares"), with a minimum required investment of $5,000 in Shares ($2,000 in Shares in the case of Qualified Plans) at a price of $9.00 per Share until the Minimum Offering of 1,666,666.67 Shares ($15,000,000) is achieved and thereafter $10.00 per Share on a "best efforts" basis, pursuant to Registration Statement No. 333-77055 filed with the Securities and Exchange Commission (the "SEC") which includes a Prospectus, as supplemented and amended from time to time (the "Offering Document").

         B In accordance with the Offering Document, subscribers to the Shares (the "Subscribers" and individually, a "Subscriber") will be required to submit full payment for their respective investments in the manner set forth in their subscription agreements.

         C In accordance with the Offering Document, all payments received by Agent on or before sale of the Minimum Offering amount (as defined in the Offering Document) in connection with subscriptions for Shares shall be promptly forwarded to Escrow Agent, and Escrow Agent has agreed to accept, hold, and disburse such funds deposited with it and the earnings thereon in accordance with the terms of this Escrow Agreement.

         D In order to establish the escrow of funds and to effect the provisions of the Offering Document, the parties hereto have entered into this Escrow Agreement.

                             STATEMENT OF AGREEMENT

                  NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

         1. Definitions. The following terms shall have the following meanings when used herein:

                  "Agent" shall mean David Lerner Associates, Inc., and/or any selected dealer participating at a later date.

                  "Cash Investment" shall mean the number of Shares to be purchased by any Subscriber multiplied by the offering price per share of $9.00 until the Minimum Offering is achieved and thereafter $10.00 as set forth in the Offering Document. Cash Investments shall not include any interest or other earnings thereon.

                  "Cash Investment Instrument" shall mean a check, money order or similar instrument, made payable to "First Union National Bank, Escrow Agent," or funds wired to Escrow Agent directed in the manner described in
Section 3 and referencing the Agent's account number in full payment for the Shares to be purchased by any Subscriber or Subscribers.

                  "Escrow Funds" shall mean the funds deposited with Escrow Agent pursuant to this Agreement, consisting of (1) the Cash Investments, and
(2) any interest and other earnings thereon.

                  "Minimum Offering" shall mean the sale of $15,000,000 in Shares at $9.00 per Share (1,666,666.67 Shares) by the Company in the offering made by the Offering Document.

                  "Shares" shall have the meaning set forth in the section of this Escrow Agreement titled "Background."

                  "Subscriber" or "Subscribers" shall have the meaning set forth in the section of this Escrow Agreement titled "Background."

                  "Subscription Accounting" shall mean an accounting of all subscriptions for Shares received by Agent as of the date of such accounting, indicating for each subscription the Subscriber's name, social security number and address, the number and total purchase price of subscribed Shares, the date of receipt by Agent of the Cash Investment Instrument for the Subscriber, and notations of any nonpayment of the Cash Investment Instrument submitted with such subscription, any withdrawal of such subscription by the Subscriber, any rejection of such subscriber by Company, or other termination, for whatever reason, of such subscription.

         2. Appointment of and Acceptance by Escrow Agent. Company and Agent hereby appoint Escrow Agent to serve as escrow agent hereunder, and Escrow Agent hereby accepts such appointment in accordance with the terms of this Escrow Agreement.

         3. Deposits into Escrow

                  a. Procedures for Deposits. Upon receipt by Agent of any Cash Investment Instrument for the purchase of Shares, Agent shall forward to Escrow Agent the Cash Investment Instrument for deposit into the following escrow account, or shall wire to Escrow Agent funds aggregating the Cash Investments of one or more Subscribers for deposit in the following escrow account:

                           First Union National Bank, Escrow Agent
                           Charlotte, North Carolina
                           ABA # 053000219
                           Account # 5000000016439
                           ATTN:  Karen Atkinson
                           for Apple Suites, Inc. Escrow Account
                           Notify (704) 374-2670

                  Each such deposit shall be accompanied by a Subscription Accounting.

         The Escrow Agent is under no obligation to accept deposits from anyone other than the Agent. If a deposit is received by 12:00 P.M. on a given business day, it will be accepted that business day; otherwise it will be accepted on or as of the next business day, except that a wire of funds will be deemed to be received on the actual day of receipt.

                  ALL FUNDS SO DEPOSITED SHALL REMAIN THE PROPERTY OF THE SUBSCRIBERS ACCORDING TO THEIR RESPECTIVE INTERESTS AND SHALL NOT BE SUBJECT TO ANY LIEN OR CHARGE BY ESCROW AGENT OR BY JUDGMENT OR CREDITORS' CLAIMS AGAINST COMPANY UNTIL RELEASED TO COMPANY IN ACCORDANCE WITH SECTION 4(A) HEREOF.

                  b. Deposits Subject to Collection. Agent and Company understand and agree that all checks and similar instruments received by Escrow Agent hereunder are subject to collection requirements of presentment and final payment, and that the funds represented thereby cannot be drawn upon or disbursed until such time as final payment has been made and is no longer subject to dishonor. Upon receipt, Escrow Agent shall, as appropriate, process each Cash Investment Instrument for collection, and the proceeds thereof shall be held as part of the Escrow Funds until disbursed in accordance with Section 4 hereof. If, upon presentment for payment, any Cash Investment Instrument is dishonored, Escrow Agent's sole obligation shall be to notify Agent of such dishonor and to return such Cash Investment Instrument to Agent to take whatever action it deems necessary. Notwithstanding the foregoing, if for any reason any Cash Investment Instrument is uncollectible after payment of the funds represented thereby has been made by Escrow Agent, the party receiving such funds shall immediately reimburse Escrow Agent upon receipt from Escrow Agent of written notice thereof.

                  Upon receipt of any Cash Investment Instrument that represents payment of less than or greater than the Cash Investment, Escrow Agent's sole obligation shall be to notify Company and Agent of such fact and to return such Cash Investment Instrument to Agent.

                  c. Form of Instruments. All Cash Investment Instruments shall be made payable to the order of, or endorsed to the order of, "First Union National Bank, Escrow Agent" and Escrow Agent shall not be obligated to accept, or present for payment, any Cash Investment Instrument that is not payable or endorsed in that manner, but this paragraph shall not apply in the case of a direct wire of funds into the escrow account as described in Section 3.

         4. Disbursements of Escrow Funds.

                  a. Generally. Subject to the provisions of Section 10 hereof, Escrow Agent shall pay to Company the liquidated value of the Cash Investments (excluding, however, any interest or other earnings on Cash Investments), by certified or bank check or by wire transfer, no later than three (3) days following receipt of the following documents:

                           (1) A request in writing from the Company for disbursement, including a statement that the conditions, if any, to disbursement described in the Offering Document have been satisfied; and

                           (2)      Such  other   certificates  and  notices  as
                                    Escrow Agent shall reasonably require.

                  b. Interest. At such time or times as amounts comprising the Cash Investment portion of the Escrow Funds are paid to Company pursuant to
Section 4(a) of this Escrow Agreement, Escrow Agent shall simultaneously pay to Agent the portion of the Escrow Funds comprising interest and other earnings on the Cash Investments. At the time of such payments, Escrow Agent shall also deliver to Agent a notice (the "Earnings Notice") showing in reasonable detail the rate or rates at which interest or other earnings were earned on Cash Investments during the period such Cash Investments were held by Escrow Agent and the period or periods during which such rate or rates applied. Such interest and other earnings shall thereafter promptly be paid by Agent to Subscribers in a manner determined by Agent to be consistent with the Offering Document.

                  c. Rejection of Any Subscription or Termination of the Offering. No later than five (5) business days after receipt by Escrow Agent of written notice (1) from Company or Agent that Company intends to reject a Subscriber's subscription, or (2) that a subscriber has revoked his subscription, or (3) from the SEC or any other federal or state regulatory authority that a stop order has been issued with respect to the Offering Document and has remained in effect for at least twenty (20) days, Escrow Agent will, upon written instructions given by the Company, transmit to Agent that portion of the Escrow Funds attributable to such subscriber or subscribers affected by such event, or equal to the amount of the reduction in a subscription, as the case may be, with interest, and Agent shall promptly deposit such funds directly to the account of the Subscriber or Subscribers entitled thereto, together with an Earnings Notice of the type described in
Section 4(b).

         5. Suspension of Performance or Disbursement Into Court. If, at any time, there shall exist any dispute between Agent, Company, Escrow Agent, any Subscriber or any other person with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent's sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent's proper actions with respect to its obligations hereunder, or if Agent and Company have not within 30 days of the furnishing by Escrow Agent of a notice of resignation pursuant to Section 7 hereof appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

                  a. Suspension of Performance. Suspend the performance of any of its obligations under this Escrow Agreement until such dispute or uncertainty shall be resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent shall have been appointed (as the case may be); provided however, that Escrow Agent shall continue to invest the Escrow Funds in accordance with
Section 6 hereof; and/or

                  b. Court Proceeding. Petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction in Charlotte, North Carolina, for instructions with respect to such dispute or uncertainty, and pay into such court all funds held by it as Escrow Funds for holding and disposition in accordance with the instructions of such court.

         Escrow Agent shall have no liability to Agent, Company, any Subscriber or any other person with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of funds held as Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

         6. Investment of Funds. Escrow Agent shall invest and reinvest the Escrow Funds as Company shall direct (subject to applicable minimum investment requirements) in writing; provided, however, that no investment or reinvestment may be made except in the following:

                  a. Short-term direct obligations of the United States of America or obligations the principal of and the interest on which are unconditionally guaranteed by the United States of America; or

                  b. Short-term certificates of deposit issued by any bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934) (including Escrow Agent and its affiliates) located in the United States and having a net worth of at least $50,000,000; or

                  c. Bank repurchase agreements covering the securities of the United States government or United States governmental agencies issued by banks located in the United States having a net worth of at least $50,000,000; or

                  d. Any money market fund substantially all of which is invested in the foregoing investment categories, including any money market fund managed by Escrow Agent and any of its affiliates.

         If Escrow Agent has not received written instructions from Company at any time that an investment decision must be made, Escrow Agent shall invest the Escrow Funds, or such portion thereof as to which no written instructions have been received, in investments described in clause (d) above. Each of the foregoing investments shall be made in the name of Escrow Agent in its stated capacity as escrow agent. No investment shall be made in any instrument or security that has a maturity of greater than three (3) months. Notwithstanding anything to the contrary contained herein, Escrow Agent may, without notice to Company or Agent, sell or liquidate any of the foregoing investments at any time if the proceeds thereof are required for any release of funds permitted or required hereunder, and Escrow Agent shall not be liable or responsible for any loss, cost or penalty resulting from any such sale or liquidation. With respect to any funds received by Escrow Agent for deposit into the Escrow Funds or any written investment instruction of Company received by Escrow Agent after ten o'clock, a.m., Charlotte, North Carolina, time, Escrow Agent shall not be required to invest such funds or to effect such investment instruction until the next day upon which banks in Charlotte, North Carolina, are open for business.

         Escrow Agent shall deliver to Company, upon request by Company, an accounting of all funds held in escrow pursuant to this Agreement, to the extent such funds have not been previously paid over by Escrow Agent.

         7. Resignation and Removal of Escrow Agent.

                  a. Generally. Escrow Agent may resign from the performance of its duties hereunder at any time by giving at least five (5) days' prior written notice to Agent and Company or may be removed, with or without cause, by Agent and Company, acting jointly in writing, at any time by the giving of at least five (5) days' prior written notice to Escrow Agent. Such resignation or removal shall take effect upon the appointment of a successor Escrow Agent as provided herein below. Upon any such notice of resignation or removal, Agent and Company jointly shall appoint a successor Escrow Agent hereunder, which shall be a bank (as defined in Section 3(a)(6) of the Securities Exchange Act of 1934). Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as escrow agent hereunder prior to such succession. After any retiring Escrow Agent's resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.

                  b. Following Sale of Minimum Offering. Notwithstanding anything to the contrary in this Escrow Agreement, at any time after Shares representing the Minimum Offering have been sold (and the corresponding Escrow

Funds disbursed in accordance with this Escrow Agreement), Company and Agent, by two (2) days' prior written notice to Escrow Agent, may terminate this Escrow Agreement. Any Escrow Funds remaining at the time of termination of this Escrow Agreement shall be disbursed in accordance with Section 4 hereof.

         8. Liability of Escrow Agent. Escrow Agent shall have no liability or obligation with respect to the Escrow Funds except for Escrow Agent's willful misconduct or gross negligence. Escrow Agent's sole responsibility shall be for the safekeeping, investment, and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement. Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in a written notice provided hereunder. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Escrow Agreement. In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent shall not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds or any account in which Escrow Funds are deposited or this Escrow Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Without limiting the generality of the foregoing, Escrow Agent shall not be responsible for or required to enforce any of the terms or conditions of any subscription agreement with any Subscriber or any other agreement between Company, Agent and/or any Subscriber. Escrow Agent shall not be responsible or liable in any manner for the performance by Company or any Subscriber of their respective obligations under any subscription agreement nor shall Escrow Agent be responsible or liable in any manner for the failure of Company, Agent or any third party (including any Subscriber) to honor any of the provisions of this Escrow Agreement. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in good faith in accordance with the opinion or instruction of such counsel. Company shall promptly pay, upon demand, the reasonable fees and expenses of any such counsel.

         9. Indemnification of Escrow Agent. From and at all times after the date of this Escrow Agreement, Company shall, to the fullest extent permitted by law, indemnify and hold harmless the Escrow Agent and each director, officer, employee, attorney, agent and affiliate of Escrow Agent (collectively, the "Indemnified Parties") against any and all actions, claims (whether or not valid), losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses) incurred by or asserted against any of the Indemnified Parties from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or failure of performance of this Escrow Agreement or any transactions contemplated herein, whether or not any such

Indemnified  Party is a party to any such action,  proceeding,  suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Party shall have the right to be indemnified hereunder for any liability finally determined by a court of competent jurisdiction, subject to no further appeal, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party. If any such action or claim shall be brought or asserted against any Indemnified Party, such Indemnified Party shall promptly notify Company in writing, and Company shall assume the defense thereof, including the employment of counsel and the payment of all expenses. Such Indemnified Party shall, in its sole discretion, have the right to employ separate counsel in any such action and to participate in the defense thereof, and the fees and expenses of such counsel shall be paid by such Indemnified Party unless (a) Company agrees to pay such fees and expenses, or (b) Company shall fail to assume the defense of such action or proceeding or shall fail, in the reasonable discretion of such Indemnified Party, to employ counsel satisfactory to the Indemnified Party in any such action or proceeding, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both Indemnified Party and Company, and Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to Company. All such fees and expenses payable by Company pursuant to the foregoing sentence shall be paid from time to time as incurred, both in advance of and after the final disposition of such action or claim. The obligations of Company under this Section 9 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

         10. Compensation to Escrow Agent.

                  a. Fees and Expenses. Company shall compensate Escrow Agent for its services hereunder in accordance with Exhibit A attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable and necessary out-of-pocket expenses, including attorneys' fees, travel expenses, telephone and facsimile transmission costs, postage (including express mail and overnight delivery charges), copying charges and the like. All of the foregoing compensation and reimbursement obligations shall be payable by Company upon demand by Escrow Agent. The obligations of Company under this Section 10 shall survive any termination of this Escrow Agreement and the resignation or removal of Escrow Agent.

                  b. Disbursements from Escrow Funds to Pay Escrow Agent. Escrow Agent is authorized to and may disburse from time to time, to itself or to any Indemnified Party from the Escrow Funds (but only to the extent of Company's rights thereto), the amount of any compensation and reimbursement of out-of-pocket expenses due and payable hereunder (including any amount to which Escrow Agent or any Indemnified Party is entitled to seek indemnification pursuant to Section 9 hereof). Escrow Agent shall, prior to disbursement, notify Company of any disbursement from the Escrow Funds to itself or to any Indemnified Party in respect of any compensation or reimbursement hereunder and shall furnish to Company copies of all related invoices and other statements.

                  c. Security and Offset. Company hereby grants to Escrow Agent and the Indemnified Parties a security interest in and lien upon the Escrow Funds (but only to the extent of Company's rights thereto) to secure all obligations hereunder, and Escrow Agent and the

Indemnified Parties shall have the right to offset the amount of any compensation or reimbursement due any of them hereunder (including any claim for indemnification pursuant to Section 9 hereof) against the Escrow Funds (but only to the extent of Company's rights thereto.) If for any reason the Escrow Funds available to Escrow Agent and the Indemnified Parties pursuant to such security interest or right of offset are insufficient to cover such compensation and reimbursement, Company shall promptly pay such amounts to Escrow Agent and the Indemnified Parties upon receipt of an itemized invoice.

         11. Representations and Warranties

                  a. Company. Company makes the following representations and warranties to Escrow Agent:

                           (1) Company is a corporation duly organized,  validly
existing, and in good standing under the laws of the Commonwealth of Virginia, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

                           (2) This Escrow  Agreement  has been duly approved by
all necessary corporate action of Company, has been executed by duly authorized officers of Company, and constitutes a valid and binding agreement of Company, enforceable in accordance with its terms.

                           (3)  The  execution,  delivery,  and  performance  by
Company of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Company, any applicable law or regulation applicable to the Company, any court order or administrative ruling or decree to which Company is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Company is a party or any of its property is subject. The execution, delivery and performance of this Escrow Agreement is consistent with and accurately described in the Offering Document, and the allocation of interest and other earnings to Subscribers, as set forth in Section 4 hereof, has been properly described therein.

                           (4) No party  other than the  parties  hereto and the
prospective Subscribers have, or shall have, any lien, claim or security interest in the Escrow Funds or any part thereof. No financing statement under the Uniform Commercial Code is on file in any jurisdiction claiming a security interest in or describing (whether specifically or generally) the Escrow Funds or any part thereof.

                           (5) Company  hereby  acknowledges  that the status of
Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication has been or shall be made that Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

                           (6)  All of the  representations  and  warranties  of
Company contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

                  b. Agent. Agent makes the following representations and warranties to Escrow Agent:

                           (1) Agent is a corporation  duly  organized,  validly
existing, and in good standing under the laws of the State of New York, and has full power and authority to execute and deliver this Escrow Agreement and to perform its obligations hereunder;

                           (2) This Escrow  Agreement  has been duly approved by
all necessary corporate action of Agent, has been executed by duly authorized officers of Agent, and constitutes a valid and binding agreement of Agent, enforceable in accordance with its terms.

                           (3) The execution, delivery, and performance by Agent
of this Escrow Agreement will not violate, conflict with, or cause a default under the articles of incorporation or bylaws of Agent, any applicable law, regulation or license applicable to Agent, any court order or administrative ruling or decree to which Agent is a party or any of its property is subject, or any agreement, contract, indenture, or other binding arrangement to which Agent is a party or any of its property is subject. The execution, delivery and performance of this Agreement is consistent with and accurately described in the Offering Document, and the allocation of interest and other earnings to Subscribers, as set forth in Section 4 hereof, has been properly described therein.

                           (4) The deposit  with  Escrow  Agent by Agent of Cash
Investment Instruments pursuant to Section 3 hereof shall be deemed a representation and warranty by Agent that such Cash Investment Instrument represents a bona fide sale to the Subscriber or Subscribers described therein of the amount of Shares set forth therein, subject to and in accordance with the terms of the Offering Document.

                           (5)  Agent  hereby  acknowledges  that the  status of
Escrow Agent is that of agent only for the limited purposes set forth herein, and hereby represents and covenants that no representation or implication has been or shall be made that Escrow Agent has investigated the desirability or advisability of investment in the Shares or has approved, endorsed or passed upon the merits of the investment therein and that the name of the Escrow Agent has not and shall not be used in any manner in connection with the offer or sale of the Shares other than to state that the Escrow Agent has agreed to serve as escrow agent for the limited purposes set forth herein.

                           (6)  All of the  representations  and  warranties  of
Agent contained herein are true and complete as of the date hereof and will be true and complete at the time of any deposit to or disbursement from the Escrow Funds.

         12. Consent to Jurisdiction and Venue. In the event that any party hereto commences a lawsuit or other proceeding relating to or arising from this Escrow Agreement, the parties hereto agree that the United States District Court for the Western District of North Carolina shall have the sole and exclusive jurisdiction over any such proceeding. If all such courts lack federal subject matter jurisdiction, the parties agree that the Superior Court Division of the General Court of Justice of Mecklenburg County, North Carolina shall have sole and exclusive jurisdiction. Any of these courts shall be proper venue for any such lawsuit or judicial proceeding and the parties hereto waive any objection to such venue. The parties hereto consent to and agree to submit to the jurisdiction of any of the courts specified herein and agree to accept service or process to vest personal jurisdiction over them in any of these courts.

         13. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered five
(5) days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one (1) day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities (with a copy mailed or otherwise delivered as provided in this section 13), and addressed to the party to be notified as follows:

         If to Agent at:

                                    David Lerner Associates, Inc.
                                    477 Jericho Turnpike
                                    Syosset, New York 11791
                                    Attention:  Daniel E. Chafetz
                                    Facsimile Number: (516) 364-1637

         If to Company at:

                                    Apple Suites, Inc.
                                    306 East Main Street
                                    Richmond, Va.  23219

                                    Attention: Glade M. Knight, President
                                    Facsimile Number: (804) 782-9302

         If to the Escrow
         Agent at:

                                    First Union National Bank, as Escrow Agent
                                    Corporate Trust Department
                                    230 South Tryon Street, 9th Floor
                                    Charlotte, North Carolina 28288-1179
                                    Attention:  Karen Atkinson
                                    Facsimile Number:  (___) ___-____

or to such other address as each party may designate for itself by like notice.

         14. Amendment or Waiver. This Escrow Agreement may be changed, waived, discharged or terminated only by a writing signed by Agent, Company and Escrow Agent. No delay or omission by any party in exercising any right with respect hereto shall operate as a waiver. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

         15. Severability. To the extent any provision of this Escrow Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Escrow Agreement.

         16. Governing Law. This Escrow Agreement shall be construed and interpreted in accordance with the internal laws of the Commonwealth of Virginia without giving effect to the conflict of laws principles thereof.

         17. Entire Agreement. This Escrow Agreement constitutes the entire agreement between the parties relating to the acceptance, collection, holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of the Escrow Agent with respect to the Escrow Funds.

         18. Binding Effect. All of the terms of this Escrow Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Agent, Company and Escrow Agent.

         19. Execution in Counterparts. This Escrow Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement.

         20. Termination. Upon the first to occur of notice of termination by Company or deposit of all amounts of the Escrow Funds into court pursuant to
Section 5 hereof, this Escrow Agreement shall terminate and Escrow Agent shall have no further obligation or liability whatsoever with respect to this Escrow Agreement or the Escrow Funds.

         21. Acts of the Escrow Agent. The Escrow Agent and any stockholder, director, officer or employee of the Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing herein shall preclude the Escrow Agent from acting in any other capacity for or with respect to the Company or for any other entity.

         IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed under seal as of the date first above written.

                                 APPLE SUITES, INC.


                                 By: /s/ Glade M. Knight
                                     -------------------------------------------

                                 Title:  President
                                       -----------------------------------------


                                 DAVID LERNER ASSOCIATES, INC.

                                 By: /s/ David Lerner
                                     -------------------------------------------

                                 Title:  President
                                       -----------------------------------------

                                 FIRST UNION NATIONAL BANK, AS ESCROW AGENT

                                 By: /s/ Karen E. Atkinson
                                     -------------------------------------------

                                 Title:  Assistant Vice President
                                       -----------------------------------------

                                    EXHIBIT A

                          FEES PAYABLE TO ESCROW AGENT

I.       ACCEPTANCE FEE                                                                      $500 One-time, Upfront

         Initial  fee  for   reviewing   documents,   setting  up  accounts  and
         administration of records.

         Escrow Agent's Counsel Fees if needed for review of escrow agreement.                       Billed at cost

II.      ADMINISTRATION FEE                                                              $2,500 Annually in Advance

         Day-to-day  administration  of  governing  documents,   maintenance  of
         investments,  communications and providing statements, and other duties defined in the Agreement.

III.     OUT-OF-POCKET EXPENSES

         Advance or out-of-pocket expenses including but not limited to postage, telephone, freight, legal, courier, and express mail will be billed in addition to the fees quoted herein.

IV.      ACTIVITY CHARGES

         Wire Transfers                                                                            $25 per Transfer
         Check Disbursements                                                                   $25 Per Disbursement
         Securities Transactions - Buy/Sell/Maturity                                            $25 Per Transaction

         Automatic Cash Investment Management                                            30 Basis Points Annualized
         (AAA rated U.S. Treasury daily money market fund)                                            Net of Income

         Counsel  fees,  if ever  retained  as a  result  of  default  or  other                     Billed at Cost
         extraordinary  occurrence on behalf of Escrow Agent.